EXHIBIT 5
                            LEGAL OPINION ON LEGALITY


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                                 LAW OFFICES OF
                               GARY M. APPELBLATT
                      3610 American River Drive, Suite 112
                              Sacramento, CA 95864

Gary M. Appelblatt*                                   Telephone (916) 486-4200
Mary K. Driscoll                                      Fascimile (916) 485-1735

* Admitted in California and Florida

                                October 12, 1999


GOLDENACCESS.COM, INC.
1865 Brickell Avenue, A-1609
Miami, FL 33129


Attention: Board of Directors

Dear Persons,

         This letter is in connection with the registration up to five hundred thousand shares of common stock, par value $.001 per share of GOLDENACCESS.COM, INC. a Florida corporation (the "Company"), under its Form SB-2 Registration Statement under the Securities Act of 1933 (the "Registration Statement").
Pursuant to such Registration Statement the Company and Selling Shareholders proposed register five hundred thousand shares of common stock.

         I  have  examined  such  corporate  records,   certificates  and  other
documents as I have considered necessary and proper for the purpose of this opinion. In such examination, I have assumed the genuiness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents submitted to me as copies and the authenticity of the originals of such latter documents. As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the aforesaid record, certificates and documents.

         Based on the foregoing, It is my opinion that when (i) the Registration Statement shall have become effective under the Securities Act of 1933, as amended, (ii) the Certificates for the Company's Shares of the Common Stock have been duly executed, countersigned, registered and delivered and the consideration therefor paid to the Company, then the Stock shall be validly issued, fully paid and non-assessable.

        I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the statement made in reference to me under the caption "Legal Matters" and this opinion in the Prospectus constituting a part of the Registration Statement.

                                   Sincerely,


                               Gary M. Appelblatt
GMA/smb

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